Exhibit 1.1
EXECUTION VERSION

WEATHERFORD INTERNATIONAL LTD.
(a Bermuda exempted company)
9.625% Senior Notes due 2019
9.875% Senior Notes due 2039
Guaranteed by
WEATHERFORD INTERNATIONAL, INC.
(a Delaware corporation)
UNDERWRITING AGREEMENT
Dated: January 5, 2009

WEATHERFORD INTERNATIONAL LTD.
(a Bermuda exempted company)
9.625% Senior Notes due 2019
9.875% Senior Notes due 2039
Guaranteed by
WEATHERFORD INTERNATIONAL, INC.
(a Delaware corporation)
UNDERWRITING AGREEMENT
January 5, 2009
Banc of America Securities LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
UBS Securities LLC
     as Representatives of the several Underwriters
c/o Goldman, Sachs & Co.,
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:
Weatherford International Ltd., a Bermuda exempted company (the “Company”), and Weatherford International, Inc., a Delaware corporation (the “Guarantor”), confirm their agreement with Goldman, Sachs & Co. (the “Lead Representative”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC are acting as Representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $1,000,000,000 aggregate principal amount of the Company’s 9.625% Senior Notes due 2019 and $250,000,000 aggregate principal amount of the Company’s 9.875% Senior Notes due 2039 (collectively, the “Notes”), guaranteed on an unsecured basis pursuant to guarantees (the “Guarantees”) provided by the Guarantor. The Notes and the Guarantees are hereinafter collectively referred to as the “Securities”. The Securities are to be issued pursuant to an indenture dated as of October 1, 2003 (the “Indenture”) between the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The term “Indenture,” as used herein, includes the Second Supplemental Indenture to be dated the Closing Time establishing the form and terms of the Securities (the “Supplemental Indenture”). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b) hereof), among the Company, the Trustee and DTC. Weatherford International Ltd., a Swiss joint-stock corporation (“SwissCo”), joins in this Agreement solely for purposes of Sections 1(a)(11), 1(a)(37), 3(o), 6, 7, 8 and 15.
     The Company and the Guarantor understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).
     The Company and the Guarantor have filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-135244), as amended, including the related base prospectus (the “Base Prospectus”), covering the registration of the Securities under the U.S. Securities Act of 1933, as amended (the “1933 Act”). The Company and the Guarantor have also filed with the Commission a preliminary prospectus supplement relating to the Securities and supplementing the Base Prospectus. Promptly after execution and delivery of this Agreement, the Company and the Guarantor will prepare and file a final prospectus supplement in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” The Base Prospectus and the preliminary prospectus supplement to the Base Prospectus relating to the offering of the Securities, as of the Applicable Time, is herein called the “preliminary prospectus.” Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement relating to the Securities filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, including the prospectus supplement, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus”. Each issuer free writing prospectus (as defined in Rule 433 of the 1933 Act) is identified on Schedule B hereto and referred to herein as an “Issuer Free Writing Prospectus”. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (as supplemented by its Interactive Data Electronic Applications (“IDEA”), “EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) which is incorporated by reference in the Registration Statement, such Issuer Free Writing Prospectus, such preliminary prospectus or the Prospectus, as the case may be. The term “Disclosure Package” shall mean, collectively, as of the Applicable Time, the Base Prospectus, the preliminary prospectus, any Issuer Free Writing Prospectus, including any Permitted Free Writing Prospectus (as defined herein), and the Final Term Sheet (as defined herein).

     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company and the Guarantor. The Company and the Guarantor (and with respect to Sections 1(a)(11) and 1(a)(37) only, SwissCo) jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
     1. Compliance with Registration Requirements. The Company and the Guarantor meet the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Guarantor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any parts thereof or post-effective amendments thereto became effective (for the avoidance of doubt, including at the Applicable Time) and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any Issuer Free Writing Prospectus nor any amendments or supplements to the Prospectus or any Issuer Free Writing Prospectus, at the time such document or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of 8:00p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or the Disclosure Package made in reliance upon and in conformity with information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or the Disclosure Package (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) hereof.
     Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     2. Company is Well-Known Seasoned Issuer. (i) At the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act, and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act.
     3. Company Not Ineligible Issuer. (i) At the earliest time after the filing of the most recent amendment to the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act), and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 of the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act that it is not necessary that the Company be considered an Ineligible Issuer.
     4. Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did, does or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) hereof.
     5. Distribution of Offering Material By the Company and the Guarantor. The Company and the Guarantor have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus included in Schedule B hereto, any Permitted Free Writing Prospectus or the Registration Statement.
     6. Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package (collectively, the “Incorporated Documents”) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in such Registration Statement, Prospectus or Disclosure Package, as the case may be, at the time the Registration Statement became effective, at the time the Prospectus was issued, at the Applicable Time and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     7. Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Disclosure Package and the Prospectus are an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.
     8. Financial Statements. The consolidated financial statements included in the Registration Statement, the Prospectus and the Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified all prepared in conformity with generally accepted accounting principles (“GAAP”) (subject, in the case of interim statements, to normal year-end audit adjustments); and the Company has no material contingent obligation that is not disclosed in such financial statements or in the Registration Statement, Prospectus or Disclosure Package. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The summary financial information, the capitalization table and the ratio of earnings to fixed charges included in the Prospectus and Disclosure Package present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.
     9. No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as otherwise stated therein, (A) there has been no material adverse change in the consolidated financial position, shareholders’ equity, results of operations or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.
     10. Good Standing of the Company and the Guarantor. The Company has been duly organized and is validly existing as an exempted company in good standing under the laws of Bermuda and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement, the Indenture and the Notes; the Guarantor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement, the Indenture and the Guarantees; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; the Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, expect where the failure to so qualify or to be in good standing would not result in a material adverse change in the consolidated financial position, shareholders’ equity, results of operations or business of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

     11. Good Standing of Subsidiaries. Each of the Company’s subsidiaries (as defined in Rule 405 of the 1933 Act Regulations), including SwissCo, have been duly incorporated or formed and are validly existing as corporations, limited liability companies, limited partnerships or other forms of entities, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or formation (to the extent applicable), have the requisite power and authority to own their respective properties and conduct their respective businesses, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies, limited partnerships or other forms of entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.
     12. Capitalization. The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus, and all of the issued shares of the Company, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Disclosure Package and the Prospectus; and all of the issued shares, share capital or other equity interests of each subsidiary of the Company, have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
     13. Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.
     14. Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantor, duly qualified under the 1939 Act and duly executed and delivered by the Company and the Guarantor. The Indenture constitutes a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     15. Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and the Guarantor, as the case may be, for issuance and sale pursuant to this Agreement. The Securities, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor, as the case may be, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.
     16. Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the

Prospectus and the Disclosure Package and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.
     17. Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, memorandum of association or bye-laws or similar governing document, as applicable, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which it is a party or by which it is bound or which any of its properties or assets may be subject (collectively, “Agreements and Instruments”) or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except with respect to (ii) or (iii), for any such violations or defaults that would not be reasonably likely, singly or in the aggregate, to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Guarantor with their respective obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, (ii) result in any violation of the provisions of the charter, memorandum of association or bye-laws (or similar governing document) of the Company or any of its subsidiaries or (iii) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations; except for such conflict, breach, violation or default which would, for purposes of clauses (i) and (iii) above, either individually or in the aggregate, not have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
     18. Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company or the Guarantor, is imminent, which would reasonably be expected to have a Material Adverse Effect; and there are no significant unfair labor practice complaints pending against the Company or any of its subsidiaries or, to the knowledge of the Company or the Guarantor, threatened against any of them.
     19. Absence of Proceedings. Except as described in the Registration Statement, the Prospectus and the Disclosure Package, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus, or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and the

Guarantor of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Prospectus or the Disclosure Package, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.
     20. Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
     21. Possession of Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except where such conflict could not reasonably be expected to have a Material Adverse Effect.
     22. Absence of Manipulation. None of the Company, the Guarantor or any of their affiliates has taken, nor will the Company, the Guarantor or any of their affiliates take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Securities.
     23. Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Guarantor of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company and the Guarantor, except (A) as may be required under the 1933 Act or the 1933 Act Regulations or state or securities laws and the Companies Act 1981 of Bermuda and except for the qualification of the Indenture under the 1939 Act or (B) as have already been made, obtained or rendered, as applicable, and except where the failure to so make, obtain or render, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
     24. Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     25. Title to Property. The Company and its subsidiaries have good and indefeasible title in fee simple to all real property owned by the Company and its subsidiaries and good and valid title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Prospectus or (b) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
     26. Investment Company Act. Neither the Company nor the Guarantor is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus, neither the Company nor the Guarantor will be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).
     27. Environmental Laws. Except as described in the Registration Statement, the Prospectus and the Disclosure Package and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
     28. Subsequent Events. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Prospectus and the Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus or the Disclosure Package; and, since such date, there has not been any material change in the share capital or long-term debt of the Company or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus or the Disclosure Package.
     29. Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as they reasonably deem sufficient for the conduct of their respective businesses and the value of their respective properties, and neither the Company nor any subsidiary has received notice of cancellation or non-renewal of such insurance.
     30. Books and Records. Except (i) as described in the Registration Statement, the Prospectus and the Prospectus Supplement (including, at the time made, the Company’s previous filings with the SEC that are incorporated by reference therein) and the Disclosure Package or (ii) as would not reasonably be expected to result in a Material Adverse Affect, the Company and each of its subsidiaries (i) makes and keeps books and records, which accurately reflect transactions and dispositions of its assets, (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s general and specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general and specific authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals.
     31. Foreign Corrupt Practices Act. Except (i) as described in the Registration Statement, the Prospectus and the Disclosure Package or (ii) as would not reasonably be expected to (a) result in a Material Adverse Effect or (b) materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and the Guarantor of their respective obligations hereunder, neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or shareholder acting on behalf of the Company or any of its subsidiaries, is aware of or has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or similar law, ordinance, rule or regulation applicable to the Company and its subsidiaries; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. Except as would not reasonably be expected to (i) result in a Material Adverse Effect or (ii) materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and the Guarantor of their respective obligations hereunder, the Company, its subsidiaries and, to the knowledge of the Company, its affiliates, have conducted their business in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     32. No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     33. No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, in each case other than in compliance with all applicable OFAC rules, regulations and procedures.
     34. Borrowing Regulations. The Company and its subsidiaries have not taken, and will not take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.
     35. Disclosure Controls and Procedures. (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     36. Internal Controls. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since December 31, 2007, there has not been (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or the Guarantor’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or the Guarantor’s internal controls. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since December 31, 2007, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company and the Guarantor have designed and maintain internal control over financial reporting (as such term is defined in Rules 13a-15(f) and Rules 15d-15(f) under the 1934 Act, referred to herein as “Reporting Controls”), and the Reporting Controls are (i) designed to, and sufficient to, provide reasonable assurance (A) that transactions are executed in accordance with management’s general or specific authorizations; (B) that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) that access to assets is permitted only in accordance with management’s general or specific authorization; (D) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and include, without limitation, those processes specifically referred to in Rule 13a-15(f) and Rule 15d-15(f) and (ii) to the knowledge of the Company and the Guarantor, effective to perform the functions for which they are maintained.
     37. SwissCo. SwissCo is currently a wholly owned subsidiary of the Company. If the Share Exchange (as defined below) is consummated, the Company will become a wholly owned subsidiary of SwissCo. This Agreement has been duly authorized, executed and delivered by SwissCo. The Indenture, together with any supplemental indenture (the “SwissCo Supplemental Indenture”) necessary for SwissCo to serve as a Guarantor of the Notes following the consummation of the share exchange and scheme of arrangement described in the Company’s Revised Preliminary Proxy Statement filed with the Commission on December 18, 2008 (collectively, the “Share Exchange”), has been duly authorized by SwissCo and, assuming the Share Exchange is consummated, will be duly executed and delivered by SwissCo and will constitute a valid and binding agreement of SwissCo, enforceable against SwissCo in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The SwissCo Guarantees (as defined below) have been duly authorized and, assuming the Share Exchange is consummated, will be duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of SwissCo, enforceable against SwissCo in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. (i) The execution, delivery and performance of this Agreement by SwissCo, the consummation of the transactions contemplated herein by SwissCo and compliance by SwissCo with its obligations hereunder and (ii) assuming the Share Exchange is consummated, the execution, delivery and performance by SwissCo of the Indenture (including the SwissCo Supplemental Indenture) and the SwissCo Guarantees and compliance by SwissCo with its obligations thereunder have been or will be duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary or SwissCo pursuant to, the Agreements and Instruments, (B) result in any violation of the provisions of the charter, articles of association or organizational regulations (or similar governing document) of SwissCo or any of its subsidiaries or (C) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries or SwissCo or any of their assets, properties or operations; except for such conflict, breach, violation or default which would, for purposes of clauses (A) and (C) above, either individually or in the aggregate, not have a Material Adverse Effect.
     (b) Officer’s Certificates. Any certificate signed by any officer of the Company or the Guarantor delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Securities.
     1. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantor agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Guarantor, at a price equal to 98.845% of the principal amount thereof, the aggregate principal amount of the 9.625% Senior Notes due 2019 and related Guarantees set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     2. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantor agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Guarantor, at a price equal to 97.966% of the principal amount thereof, the aggregate principal amount of the 9.875% Senior Notes due 2039 and related Guarantees set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Andrews Kurth LLP, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Lead Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Securities shall be made through the facilities of DTC.
     (c) Denominations; Registration. Certificates for the Securities shall be in such denominations ($2,000 or integral multiples of $1,000 in excess of $2,000) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The

Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.
     SECTION 3. Covenants of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company and the Guarantor, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or when any supplement to the Prospectus, any amended Prospectus, or any Issuer Free Writing Prospectus or supplement or amendment thereto shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, the preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, of the Prospectus or of any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Guarantor will promptly effect the filings necessary pursuant to Rule 424(b) and Rule 433 and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) and the Final Term Sheet transmitted for filing under Rule 433 were received for filing by the Commission and, in the event that any such document was not, they will promptly file such document. The Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as possible. The Company shall pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).
     (b) Filing of Amendments. The Company and the Guarantor will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to any of the prospectus included in the Registration Statement at the time it became effective, the preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document without the consent of the Representatives, which consent shall not be unreasonably withheld.
     (c) Final Term Sheet. The Company and the Guarantor will file, pursuant to Rule 433(d) under the 1933 Act and within the time required by such rule, the final term sheet containing only the description of the Securities in the form attached hereto as Schedule D (the “Final Term Sheet”).
     (d) Permitted Free Writing Prospectuses. Each of the Company and the Guarantor represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act) required to be filed by the Company or the Guarantor with the Commission or retained by the Company under Rule 433 of the 1933 Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses identified on Schedule B hereto. Any such free writing prospectus consented to by the Representatives is herein referred to as a “Permitted Free Writing Prospectus”. Each of the Company and the Guarantor agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company and the Guarantor consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the 1933 Act, (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet, or (iv) (subject to the Company’s review) information regarding comparable bond prices.
     (e) Delivery of Registration Statements. The Company and the Guarantor have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (f) Delivery of Prospectuses. The Company and the Guarantor have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and Issuer Free Writing Prospectus as such Underwriter reasonably requested, and the Company and the Guarantor hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company and the Guarantor will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) and any Issuer Free Writing Prospectuses as such Underwriter may reasonably request. The preliminary prospectus, preliminary prospectus supplement, Prospectus, and each Issuer Free Writing Prospectus and any amendments or supplements to such documents furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (g) Continued Compliance with Securities Laws. The Company and the Guarantor will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Disclosure Package and the Prospectus. From the Applicable Time until such time as it is determined that a prospectus is no longer required by the 1933 Act to be delivered in connection with the sale of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company or the Guarantor, to amend the Registration Statement or amend or supplement the Prospectus or the Disclosure Package in order that the Prospectus or the Disclosure Package will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel or pursuant to notice from the Commission, at any such time to amend the Registration Statement, file a new registration statement or amend or supplement the Prospectus or the Disclosure Package in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Guarantor will promptly prepare and file with the Commission, subject to Section 3(b), such new registration statement, amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Prospectus or the Disclosure Package comply with such requirements, the Company and the Guarantor will furnish to the Underwriters such number of copies of such new registration statement, amendment or supplement as the Underwriters may reasonably request and use its commercially reasonable efforts to cause such new registration statement or amendment to be declared effective as soon as practicable. In any such case, the Company will promptly notify the Representatives of such filings and effectiveness.
     (h) Blue Sky Qualifications. The Company and the Guarantor will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company and the Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company and the Guarantor will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.
     (i) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (j) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.
     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
     (l) Rating of Securities. The Company and the Guarantor will take all reasonable action necessary to enable Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), and Moody’s Investors Service Inc. (“Moody’s”) to provide their respective credit ratings of the Securities.
     (m) DTC. The Company and the Guarantor will cooperate with the Representatives and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.
     (n) Renewal of Registration Statement. If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will, upon reasonable written request from the Underwriters, promptly file, (i) if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representatives or (ii) if it has not already done so but is no longer eligible to file an automatic shelf registration statement, a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representatives, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     (o) Guarantee by SwissCo. Promptly following consummation of the Share Exchange, SwissCo will take all necessary and proper action to provide guarantees of the Notes on substantially the same terms and conditions as the Guarantees, in accordance with the requirements of the Indenture (the “SwissCo Guarantees”).
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company and the Guarantor will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and Guarantor’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements to such documents, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and the Guarantor and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) any fees payable in connection with the rating of the Securities, and (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; provided that, the Underwriters shall pay their own costs and expenses, including the costs and expenses of counsel, any transfer taxes on the Securities that they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.
     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or the first clause of Section 9(a)(iii) hereof, the Company and the Guarantors shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantor contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the

Company and the Guarantor of their covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A). In addition, the Final Term Sheet shall have been filed in accordance with the requirements of Rule 433. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).
     (b) Opinion of Counsel for Company and Guarantor.
     1. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Andrews Kurth LLP, counsel for the Company and the Guarantor, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto.
     2. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of the Senior Vice President and General Counsel for the Company and the Guarantor, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto.
     3. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Conyers Dill & Pearman, special Bermuda counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-3 hereto.
     4. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Baker & McKenzie Geneva, special Swiss counsel for the Company and SwissCo, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-4 hereto.
     (c) Opinion of Counsel for Underwriters.
     1. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Baker Botts L.L.P., counsel for the Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-5 hereto.
     2. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Appleby Spurling Hunter, counsel for the Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-6 hereto.
     (d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Disclosure Package, any material adverse change in the consolidated financial position, shareholders’ equity, results of operations or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and the Guarantor and of the chief financial or chief accounting officer of the Company and the Guarantor, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such officer’s knowledge, contemplated by the Commission.
     (e) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Company and its subsidiaries contained in the Registration Statement, the preliminary prospectus and the Disclosure Package.
     (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e)(i) of this Section, except that the specified date referred to shall be a date not more than two business days prior to Closing Time, and providing information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Company and its subsidiaries contained in the Prospectus.
     (g) Company and Guarantor Certifications Regarding Earnings and Financial Information. At the time of the execution of this Agreement and again at the Closing Time, the Representatives shall have received from the Chief Accounting Officer and the Controller of the Company or the Guarantor, as applicable, a certificate dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such certificate for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to (i) earnings and financial information relating to the Company, the Guarantor and their respective subsidiaries for the three months and nine months ended September 30, 2008 and as of September 30, 2008, to the extent such information is included or incorporated by reference in the Prospectus or the Disclosure Package, as well as the period from October 1, 2008 to the Closing Date, and (ii) unaudited financial information, including pro forma financial information, in the consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2007.
     (h) Maintenance of Rating. At Closing Time, the Securities shall be rated at least Baa1 by Moody’s and BBB+ by S&P, and the Company and the Guarantor shall have delivered to the Representatives a letter dated within 7 business days of the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s or Guarantor’s other debt securities by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any debt securities of the Company or the Guarantor.
     (i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of the Underwriters. Each of the Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo), jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the 1933 Act and the 1934 Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the

Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo) by the Representatives expressly for use in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus (including any Permitted Free Writing Prospectus) or the Prospectus (or any amendment or supplement thereto), which information is identified in Section 6(b) hereof. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo) may otherwise have.
     (b) Indemnification of the Company, the Guarantor and SwissCo and their Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo), their respective directors, their respective officers and employees and each person, if any, who controls the Company or the Guarantor (or if the SwissCo Guarantees are provided, SwissCo) within the meaning of the 1933 Act or the 1934 Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo) or any such director, officer, employee or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo) by the Representatives expressly for use therein; and to reimburse the Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo) or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo) or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo) hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo) expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the fifth, eighth and ninth paragraphs under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and reasonable approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than reasonably necessary local counsel) reasonably approved by the indemnifying party (or the Representatives in the case of Section 6), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final, non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days before such settlement is entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     SECTION 7. Contribution. To the extent the indemnification provided for in Section 6 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo), on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause

(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo), on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo), on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo), and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo), on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Guarantor (or if the SwissCo Guarantees are provided, SwissCo), on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Company and the Guarantor (and if the SwissCo Guarantees are provided, SwissCo) and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or the alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 7, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or of the Guarantor (or if the SwissCo Guarantees are provided, of SwissCo), each officer or employee of the Company or of the Guarantor (or if the SwissCo Guarantees are provided, of SwissCo) and each person, if any, who controls the Company or the Guarantor (or if the SwissCo Guarantees are provided, SwissCo) within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Company or the Guarantor (or if the SwissCo Guarantees are provided, SwissCo).
     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, the Guarantor or SwissCo, and (ii) delivery of and payment for the Securities.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the consolidated financial position, shareholders’ equity, results of operations or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in The NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Bermuda, or (v) if a banking moratorium has been declared by either Federal or New York or Bermuda authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
          •     if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
          •     if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantor acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other hand, and the Company and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Guarantor or their respective affiliates, shareholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) and no Underwriter has any obligation to the Company or the Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantor and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantor have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and the Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantor may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty with respect to the transactions contemplated by this Agreement.
     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication as follows:
(a)   if to the Company:
Weatherford International Ltd.
515 Post Oak Blvd., Suite 600
Houston, Texas 77027
Attention: Burt M. Martin
Facsimile: (713) 693-4484
(b)   if to the Guarantor:
Weatherford International, Inc.

515 Post Oak Blvd., Suite 600
Houston, Texas 77027
Attention: Burt M. Martin
Facsimile: (713) 693-4484
(c)   if to the Underwriters:
Goldman, Sachs & Co.
85 Broad Street
23rd Floor
New York, New York 10004
Attention: Registration Department
with a copy to the general counsel or to such other person or address as any party will specify by giving notice in writing to the other party. All notices and other communications given to a party in accordance with the provisions of this Agreement will be deemed to have been given (i) three business days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by telecopy (answer back received) or (iii) one business day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt requested. Notwithstanding the preceding sentence, notice of change of address will be effective only upon actual receipt thereof.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
     SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm, company or corporation, other than the Underwriters, the Company, the Guarantor and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs, estates and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Guarantor and their respective successors, and said controlling persons and officers and directors and their heirs, estates and legal representatives, and for the benefit of no other person, firm, company or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF TO THE EXTENT THEY WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
     SECTION 15. SUBMISSION TO JURISDICTION AND WAIVER. By the execution and delivery of this Agreement, the Company, the Guarantor and SwissCo submit to the non-exclusive jurisdiction of any federal or New York State court located in the City of New York in any suit or proceeding arising out of or relating to the Securities or this Agreement. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court in the City of New York, or any appellate court with respect to any of the foregoing. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. To the extent that the Company, the Guarantor or SwissCo has or hereafter may acquire any immunity from jurisdiction of any court (including, without limitation, any court in the United States, the State of New York, Bermuda, Switzerland or any political subdivision thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Agreement, or any other actions to enforce judgments in respect of any thereof, the Company, the Guarantor and SwissCo hereby irrevocably waive such immunity, and any defense based on such immunity, in respect of their respective obligations under the above-referenced documents and the transactions contemplated thereby, to the fullest extent permitted by law.
     In addition to the foregoing, each of the Company, the Guarantor and SwissCo agrees to irrevocably appoint CT Corporation Systems as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the courts specified in the preceding paragraph. Each of the Company, the Guarantor and SwissCo agrees that service of process in respect of it upon such agent shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each of the Company, the Guarantor and SwissCo agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any such action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, each of the Company, the Guarantor and SwissCo agrees to irrevocably appoint another such agent in New York City as its authorized agent for service of process, on the terms and for the purposes of this Section 15. Nothing herein shall in any way be deemed to limit the ability of the Underwriters, the Trustee or any other person to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over the Company, the Guarantor or SwissCo or bring actions, suits or proceedings against them in such other jurisdiction, and in such matter, as may be permitted by applicable law.
     SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
[signatures on following page]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Guarantor in accordance with its terms.

Very truly yours,

WEATHERFORD INTERNATIONAL LTD., a Bermuda exempted company

By	/s/ Andrew P. Becnel

Andrew P. Becnel Senior Vice President and Chief Financial Officer

WEATHERFORD INTERNATIONAL, INC., a Delaware corporation

By	/s/ Andrew P. Becnel

Andrew P. Becnel Senior Vice President and Chief Financial Officer

Solely for purposes of Sections 1(a)(11), 1(a)(37), 3(o), 6, 7, 8 and 15:

WEATHERFORD INTERNATIONAL LTD., a Swiss joint-stock corporation

By	/s/ Andrew P. Becnel

Andrew P. Becnel Principal Financial Officer

CONFIRMED AND ACCEPTED,
     as of the date first above written

Banc of America Securities LLC

By	/s/ Lily Chang

Name: Lily Chang Title: Principal

Barclays Capital Inc.

By	/s/ Yukari Salgusa

Name: Yukari Salgusa Title: Managing Director

Deutsche Bank Securities Inc.

By	/s/ Ben Smilchensky

Name: Ben Smilchensky Title: Managing Director

By	/s/ Jared Birnbaum

Name: Jared Birnbaum Title: Director

Goldman, Sachs & Co.

By	/s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

UBS Securities LLC

By	/s/ Scott Whitney

Name: Scott Whitney Title: Managing Director

By	/s/ Mark Spadaccini

Name: Mark Spadaccini Title: Associate Director
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Underwriter	9.625% Senior Notes due 2019	9.875% Senior Notes due 2039
Banc of America Securities LLC	$200,000,000	$50,000,000

Barclays Capital Inc.	$200,000,000	$50,000,000

Deutsche Bank Securities Inc.	$200,000,000	$50,000,000

Goldman Sachs & Co.	$200,000,000	$50,000,000

UBS Securities LLC	$200,000,000	$50,000,000

Total	$1,000,000,000	$250,000,000

Sch A-1

SCHEDULE B
FREE WRITING PROSPECTUSES
     The Final Term Sheet attached to this Agreement as Schedule D

Sch B-1

SCHEDULE C
SCHEDULED SUBSIDIARIES

List Company Name	Jurisdiction
Weatherford Bermuda Holdings Ltd.	Bermuda

Weatherford Canada Ltd.	Alberta, Canada

Weatherford Canada Partnership	Alberta, Canada

Weatherford U.S. Holdings, L.L.C.	Delaware, USA

Weatherford International Ltd.	Switzerland

Sch C-1

SCHEDULE D
Filed Pursuant to Rule 433
Registration No. 333-135244
January 5, 2009
TERM SHEET
$1,000,000,000
9.625% Senior Notes due 2019
$250,000,000
9.875% Senior Notes due 2039

Issuer:	Weatherford International Ltd. (Bloomberg Ticker: “WFT”)
Guarantor:	Weatherford International, Inc.
Expected Ratings:	Baa1 (stable) Moody’s / BBB+ (stable) S&P
Securities:	$1,000,000,000 9.625% Senior Notes due 2019
$250,000,000 9.875% Senior Notes due 2039
Format:	SEC registered (global) (No. 333-135244)
CUSIP / ISIN No.	2019 Notes: 947075 AF4 / US947075AF47
2039 Notes: 947075 AG2 / US947075AG20
Trade Date:	January 5, 2009
Expected Settlement:	January 8, 2009 (T+3)
Maturity:	2019 Notes: March 1, 2019
2039 Notes: March 1, 2039
Price To Public:	2019 Notes: 99.495% of principal amount
2039 Notes: 98.841% of principal amount
Coupon:	2019 Notes: 9.625% per year (payable semi-annually)
2039 Notes: 9.875% per year (payable semi-annually)
Interest Payment Dates:	March 1 and September 1, beginning March 1, 2009
Benchmark Treasury:	2019 Notes: 3.750% due November 15, 2018
2039 Notes: 4.375% due February 15, 2038
Benchmark Treasury Yield:	2019 Notes: 2.478%
2039 Notes: 3.018%
Spread:	2019 Notes: +723.0 basis points over Benchmark Treasury
2039 Notes: +698.2 basis points over Benchmark Treasury
Yield:	2019 Notes: 9.708%
2039 Notes: 10.000%
Make Whole Call At Any Time:	The greater of 100% of principal amount or discounted present value at Adjusted Treasury Rate +50 bps (0.50%) for both the 2019 Notes and 2039 Notes
Denominations:	$2,000 and multiples of $1,000 in excess of $2,000
Joint Bookrunners:	Banc of America Securities LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.

Sch D-1

Goldman, Sachs & Co.
UBS Securities LLC
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free Banc of America Securities LLC at 1-800-294-1322, Barclays Capital Inc. at 1-888-227-2275 (ext. 2663), Deutsche Bank Securities Inc. at 1-800-503-4611, Goldman, Sachs & Co. at 1-866-471-2526, or UBS Securities LLC at 1-877-827-6444 (ext. 561-3884).

Sch D-2

Exhibit A-1
FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)(1)
1.	The statements in the Disclosure Package and the Prospectus under the caption “Description of Notes,” and “Description of Debt Securities,” insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, constitute descriptions of agreements or refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

2.	The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus and the Disclosure Package will not be required, to register as an “investment company” within the meaning of said term as used in the 1940 Act.

3.	No Governmental Approval is required on the part of any Weatherford Entity for the execution, delivery and performance by such Weatherford Entity of the Underwriting Agreement and the sale, issuance and delivery of the Securities under the Underwriting Agreement, except for Governmental Approvals that have been obtained. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Texas, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) the General Corporation Law of the State of Delaware (the “DGCL”) or (iv) applicable laws of the United States of America.

4.	The Notes are in the form contemplated by the Indenture.

5.	The Indenture has been duly authorized, executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances or transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

6.	The Guarantees have been duly authorized by the Guarantor and, when the Notes have been duly authenticated by the Trustee in accordance with the provisions of the Indenture (which fact we have not determined by an inspection of the Securities) and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the Guarantees will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance

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with their respective terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances or transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

7.	Assuming the due authorization, execution and delivery of the Indenture by the Company, the Indenture constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances or transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

8.	Assuming the due authorization by the Company of the Notes, when the Notes have been issued and executed by the Company and duly authenticated by the Trustee in accordance with the provisions of the Indenture (which fact we have not determined by an inspection of the Securities) and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances or transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing, and will be entitled to the benefits of the Indenture.

9.	(a) The Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and the notes and supporting schedules, and other financial and related accounting data, included therein or excluded therefrom or the exhibits to the Registration Statement, as to which no opinion is rendered), appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations; and (b) the Incorporated Documents, when they were filed with the Commission, appeared on their face to be appropriately responsive in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

10.	The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

11.	Assuming the due authorization, execution and delivery of the SwissCo Guarantees by SwissCo, the SwissCo Guarantees will constitute valid and binding obligations of SwissCo, enforceable against SwissCo in accordance with their terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including,

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without limitation, all laws relating to fraudulent conveyances or transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

12.	Assuming the due authorization, execution and delivery of the Indenture and the SwissCo Supplemental Indenture by SwissCo, the Indenture, together with the SwissCo Supplemental Indenture, will constitute the valid and binding obligation of SwissCo, enforceable against SwissCo in accordance with its terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances or transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.
        In addition, we have participated in conferences with certain officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants of the Company and the Guarantor and the Underwriters’ representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed. Although we are not (except with respect to the opinion set forth in paragraph 1 above) passing upon and do not (except with respect to the opinion set forth in paragraph 1 above) assume any responsibility for and shall not be deemed to have independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, or incorporated by reference therein, on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements made by officers and other representatives of the Company and the Guarantor), no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the most recent time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the Applicable Time (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter), contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) as of its date, the Prospectus contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) as of the date hereof, the Prospectus contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we did not participate in the preparation of the Incorporated Documents and that we express no statement or belief in this letter with respect to (A) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, and (B) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Prospectus or the Disclosure Package.
        Furthermore, we advise you that (i) the Registration Statement has become effective under the Securities Act and (ii) to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceeding for that purpose has been instituted or is pending or threatened by the Commission. The Prospectus was filed with the Commission on

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January___, 2009 in the manner and within the time period required by Rule 424(b) of the Rules and Regulations. The Term Sheet was filed with the Commission on January___, 2009 in the manner and within the time period required by Rule 433 of the Rules and Regulations.

     In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the State of New York and the General Corporation Law of the State of Delaware. In addition, such counsel may state that their opinion is subject to customary exceptions and qualifications. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the State of Texas and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

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Exhibit A-2
FORM OF OPINION OF COMPANY’S IN-HOUSE COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)(2)
1.	The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

2.	The Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a material adverse change in the consolidated financial position, shareholders’ equity, results of operations or business of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Guarantor Material Adverse Effect”).

3.	Each of the Significant Subsidiaries set forth on Schedule C to the Underwriting Agreement (the “Scheduled Subsidiaries”), if a corporation, is duly incorporated, and if a general partnership or limited liability company, is duly formed or organized. Each of the Scheduled Subsidiaries, if a corporation, is a corporation validly existing in good standing under the laws of the jurisdiction of its incorporation, with due corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, if a general partnership, is validly subsisting under the laws of the jurisdiction of its formation, with due power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and if a limited liability company, is validly existing in good standing (where applicable) under the laws of the jurisdiction of its formation, with due power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus; and all of the outstanding shares of capital stock of each of the corporate Scheduled Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and all of the outstanding partnership interests of the general partner Scheduled Subsidiaries and the limited liability company interests of the limited liability company Scheduled Subsidiaries are held of record, directly or indirectly, by the Company.

4.	To my knowledge, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or threatened against or affecting the Company or any of its subsidiaries, or to which any of their respective properties are subject that would reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement and the Indenture or the performance by the Company and the Guarantor of their respective obligations thereunder.

5.	The (i) execution and delivery of, and the performance by each of the Company and the Guarantor of its respective obligations under, the Transactions Agreements to which it is a party,

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(ii) consummation of the transactions contemplated in the Underwriting Agreement (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”), and (iii) compliance by each of the Company and the Guarantor with its respective obligations under the Transaction Agreements to which it is a party, do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(17) of the Underwriting Agreement) under any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such breaches, defaults or Repayment Events that would not reasonably be expected to have a Material Adverse Effect, or in the case of Guarantor, a Guarantor Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Scheduled Subsidiaries or any applicable law, judgment, order, writ or decree known to me of any government, government instrumentality or court domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

6.	All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; and to my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

7.	The Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and the notes and supporting schedules, and other financial and related accounting data, included therein or excluded therefrom, the documents incorporated by reference therein, or the exhibits to the Registration Statement, as to which no opinion is rendered), appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations.
     In addition, I have participated in conferences with certain officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants of the Company and the Guarantor and the Underwriters’ representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed. Although I am not (except with respect to the opinion set forth in paragraph 6 above) passing upon and do not (except with respect to the opinion set forth in paragraph 6 above) assume any responsibility for and shall not be deemed to have independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, or incorporated by reference therein, on the basis of the foregoing (relying with respect to factual matters to the extent I deem appropriate upon statements made by officers and other representatives of the Company and the Guarantor), no facts have come to my attention that have led me to believe that (i) the Registration Statement, at the most recent time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the Applicable Time (which you have informed me is a time prior to the time of the first sale of the Securities by any Underwriter), contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) as of its date, the Prospectus contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) as of the date hereof, the Prospectus

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contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood I express no statement or belief in this letter with respect to (A) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, and (B) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Prospectus or the Disclosure Package.

     In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware. In addition, such counsel may state that his opinion is subject to customary exceptions and qualifications.

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Exhibit A-3
FORM OF OPINION OF COMPANY COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)(3)
1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	The Company has the necessary corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture and the Notes (collectively, the “Documents”), including the execution and delivery of the Notes, and the necessary corporate power to conduct its business as described under the captions “Weatherford International Ltd.” and “Weatherford International, Inc.” in the Base Prospectus and as otherwise described in the Preliminary Prospectus and the Prospectus. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

3.	The Company has taken all corporate action required to authorise its execution, delivery and performance of the Documents, including the execution and delivery of the Notes. The Documents have been duly executed and delivered by or on behalf of the Company, and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

4.	No order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents, including the execution and delivery of the Notes, except such as have been duly obtained or filed in accordance with Bermuda law.

5.	It is not necessary or desirable to ensure the enforceability in Bermuda of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that any of the Documents creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $515 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Documents are governed by the Foreign Laws, the question of whether they create such an interest in property would be determined under the Foreign Laws.

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6.	The Documents will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda other than as stated in paragraph 5 hereof in connection with the execution, delivery, filing, registration or performance of the Documents or in connection with the admissibility in evidence thereof (other than ordinary court filing fees).

7.	The Company has received an assurance from the Minister of Finance under the Exempted Undertakings Tax Protection Act, 1966 that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not until 28 March 2016 be applicable to the Company or any of its operations or its shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or to tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any land leased to the Company.

8.	Based solely upon a review of the register of members of the Company dated January ___, 2009, prepared by American Stock Transfer & Trust Company, the branch registrar of the Company, the issued share capital of the Company consists of ___ common shares, par value US$1.00, each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof). The issued shares of the Company are not subject to any statutory pre-emptive or similar rights.

9.	The statements contained (a) in the Base Prospectus under the section “Description of Share Capital”, and (b) in “Item 15 — Indemnification of Directors and Officers” of the Registration Statement, to the extent that they constitute statements of Bermuda law are accurate in all material respects.

10.	Based solely on a search of the public records in respect of the Company maintained at the offices of the Registrar of Companies at ___ on January ___, 2009 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at ___ on January ___, 2009 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Company.

11.	The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Underwriting Agreement and the Indenture to the non-exclusive jurisdiction of the Foreign Courts, and the appointment of CT Corporation Systems by the Company as its agent for service of legal process in connection with proceedings in the Foreign Courts pursuant to the Underwriting Agreement, is valid and binding upon the Company.

12.	The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under

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which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

13.	The authorised capital of the Company conforms, as to legal matters, to the description thereof contained in the Base Prospectus contained in the Registration Statement in all material respects.

14.	There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made by the Company to the holders of the Notes.

15.	The Company has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction.

16.	The Company is not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Documents in respect of itself or its property.

17.	The obligations of the Company under the Notes will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of the Company, other than indebtedness which is preferred by virtue of any provision of the laws of Bermuda of general application.

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Exhibit A-4
FORM OF OPINION OF COMPANY COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)(4)
1.	SwissCo is duly incorporated and existing under the laws of Switzerland.

2.	SwissCo has the necessary corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and, assuming the Share Exchange is consummated, the Indenture (including the SwissCo Supplemental Indenture) and the SwissCo Guarantees (collectively, the “Documents”), including the execution and delivery of the SwissCo Guarantees, and the necessary corporate power to conduct its business as described in the Disclosure Package. The execution and delivery of the Documents by SwissCo and the performance by SwissCo of its obligations thereunder will not violate the articles of association or organizational regulations of SwissCo nor any applicable law, regulation, order or decree in Switzerland.

3.	SwissCo has taken all corporate action required to authorize its execution, delivery and performance of the Documents, including the authorization of the execution and delivery of the SwissCo Guarantees. The Underwriting Agreement has been duly executed and delivered by or on behalf of SwissCo and constitutes the valid and binding obligation of SwissCo, enforceable against SwissCo in accordance with the terms thereof. Assuming the Share Exchange is consummated and the Indenture (including the SwissCo Supplemental Indenture) and the SwissCo Guarantees have been duly executed and delivered by or on behalf of SwissCo, the Indenture (including the SwissCo Supplemental Indenture) and the SwissCo Guarantees will constitute the valid and binding obligations of SwissCo, enforceable against SwissCo in accordance with the terms thereof.

4.	No order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Switzerland or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents, including the execution and delivery of the SwissCo Guarantees, except such as have been duly obtained or filed in accordance with Swiss law.

5.	It is not necessary or desirable to ensure the enforceability in Switzerland of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Switzerland.

6.	The Documents will not be subject to ad valorem stamp duty in Switzerland and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Switzerland in connection with the execution, delivery, filing, registration or performance of the Documents or in connection with the admissibility in evidence thereof (other than ordinary court filing fees).

7.	The statements contained in “Item 15 — Indemnification of Directors and Officers” of the Registration Statement, to the extent that they constitute statements of Swiss law are accurate in all material respects.

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8.	Based solely on a search of the public records in respect of SwissCo maintained at the offices of ___ on January ___, 2009, no steps have been, or are being, taken in Switzerland for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, SwissCo.

9.	The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Switzerland, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Switzerland. The submission in the Underwriting Agreement and the Indenture to the non-exclusive jurisdiction of the Foreign Courts, and the appointment of CT Corporation Systems by SwissCo as its agent for service of legal process in connection with proceedings in the Foreign Courts pursuant to the Underwriting Agreement, is valid and binding upon SwissCo.

10.	The courts of Switzerland would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against SwissCo based upon the Documents under which a sum of money is payable and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Switzerland, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Switzerland, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Switzerland and (f) there is due compliance with the correct procedures under the laws of Switzerland.[1]

11.	There is no income or other tax of Switzerland imposed by withholding or otherwise on any payment to be made by the Company to the holders of the Notes.

12.	SwissCo is not entitled to any immunity under the laws of Switzerland, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Documents in respect of itself or its property.

13.	The obligations of SwissCo under the SwissCo Guarantees will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of SwissCo.

[1]	A formulation that is substantively the same but refers to a particular provision of the Swiss International Private Law Act with regard to restrictions to enforceability will be used (with a copy of the relevant provision to be provided as attachment to the legal opinion).

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Exhibit A-5
FORM OF OPINION OF UNDERWRITERS’ COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(c)(1)
1.	The Indenture has been duly authorized on behalf of the Guarantor. The Indenture has been duly executed and delivered by the Guarantor, and constitutes the valid and binding obligation of the Guarantor, and, assuming that (a) the Indenture has been duly authorized, executed and delivered by the Company and (b) the Company has the necessary exempted company power and authority to execute and deliver, and perform its obligations under, the Indenture, the Indenture constitutes a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and judicial discretion.
2.	Assuming that (a) the Global Notes have been duly authorized, executed and delivered by the Company and (b) the Company has the necessary exempted company power and authority to execute and deliver, and perform its obligations under, the Global Notes, when the Global Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Indenture and this Agreement, the Global Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and judicial discretion, and will be entitled to the benefits of the Indenture.
3.	The Global Notes are in the form contemplated by the Indenture.
4.	The Guarantees have been duly authorized on behalf of the Guarantor and, when the Global Note has been duly authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Indenture and this Agreement, the Guarantees will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and judicial discretion.
5.	The Registration Statement has become effective under the 1933 Act and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period

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required by Rule 424(b). The Final Term Sheet has been filed with the Commission in accordance with the requirements of Rule 433 under the 1933 Act.

6.	To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceeding for that purpose has been instituted or is pending or threatened by the Commission.

7.	The statements in the Disclosure Package and the Prospectus under the caption “Description of Notes,” and “Description of Debt Securities,” insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, constitute descriptions of agreements or refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.
     During the course of the preparation of the Preliminary Prospectus Supplement and the Prospectus Supplement, we have participated in conferences with officers and other representatives of the Company and the Guarantor and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any portion of the Registration Statement, the Disclosure Package and the Prospectus (except for financial statements and notes and related schedules and other related financial and accounting data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we make no statement), and we have not checked the accuracy or completeness of, or otherwise verified any information contained in the Registration Statement, the Disclosure Package and Prospectus, on the basis of the foregoing (relying as to materiality to a certain extent upon officers and other representatives of the Company and the Guarantor), no facts have come to our attention which have caused us to believe that, (i) as of the most recent effective date of the Registration Statement, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of the Applicable Time (which you have informed us is prior to the time of the first sale of any of the Securities by any Underwriter), the Disclosure Package contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) as of its date, the Prospectus contained, or, as of the date hereof, contains, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we make no comment with respect to (A) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, and (B) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Prospectus or the Disclosure Package.

     In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the State of New York and the General Corporation Law of the State of Delaware. In addition, such counsel may state that their opinion is subject to customary exceptions and qualifications. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the State of Texas and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they

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deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

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Exhibit A-6
FORM OF OPINION OF UNDERWRITERS’ COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(c)(2)
(1)	The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2)	The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under the Subject Agreements including the issuance and delivery of the Note to the Underwriters, and to take all action as may be necessary to complete the transactions contemplated thereby.

(3)	The Company has the necessary corporate power to conduct the business authorised in its Memorandum of Association and therefore, to conduct its business as described under the captions “Weatherford International Ltd.” and “Our Business” in the Registration Statement.

(4)	The execution, delivery and performance by the Company of the Subject Agreements to which it is a party and the transactions contemplated thereby (including the issue, sale and delivery of the Note to the Underwriters) have been duly authorised by all necessary corporate action on the part of the Company, pursuant to Bermuda law.

(5)	The Underwriting Agreement and the Indenture have been duly executed by the Company and each constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

(6)	The Notes have been duly executed by the Company and, when authenticated and delivered in the manner contemplated in the Indenture, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(7)	Subject as otherwise provided in this opinion, and except as provided in this paragraph, no consent, licence or authorisation of, filing with, registration on any register kept by, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of the Subject Agreements, including the issue and delivery of the Note, or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company, of the Subject Agreements except as have been duly obtained in accordance with Bermuda law.

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(8)	The execution, delivery and performance by the Company of the Subject Agreements and the transactions contemplated thereby and the issue of the Note do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Constitutional Documents.

(9)	Under Bermuda law, the Underwriters will not be deemed to be resident, domiciled, carrying on any commercial activity in Bermuda or subject to any taxation in Bermuda by reason only of the entry into, performance or enforcement of the Subject Agreements to which they are a party or the transactions contemplated thereby. It is not necessary under Bermuda law that the Underwriters be authorised, qualified or otherwise entitled to carry on business in Bermuda for their execution, delivery, performance or enforcement of the Subject Agreements.

(10)	The choice of the laws of the State of New York as the proper law to govern the Underwriting Agreement and the Indenture respectively (together the “Agreements”) is a valid choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Agreements in proceedings brought before them in relation to the Agreements, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of the State of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law.

(11)	The submission by the Company to the jurisdiction of the federal or New York State courts located in the City of New York in respect of the Underwriting Agreement and any federal or state court located in the Borough of Manhattan in the City of New York in respect of the Indenture is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of the said courts, if such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.

(12)	A final and conclusive judgment of a foreign court against the Company based upon the Subject Agreements (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the courts of the State of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the foreign court’s judgment. A final opinion as to the availability of this remedy

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should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:
(i)	the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(ii)	the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.
     Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.
(13)	Charges over the assets of Bermuda companies (other than real property in Bermuda or a ship or aircraft registered in Bermuda) wherever situated, and charges on assets situated in Bermuda (other than real property in Bermuda or a ship or aircraft registered in Bermuda) which belong to companies incorporated outside Bermuda, are capable of being registered in Bermuda in the office of the Registrar of Companies pursuant to the provisions of Part V of the Companies Act 1981 (the “Act”). Registration under the Act is the only method of registration of charges over the assets of Bermuda companies in Bermuda except charges over real property in Bermuda or ships or aircraft registered in Bermuda. Registration under the Act is not compulsory and does not affect the validity or enforceability of a charge and there is no time limit within which registration of a charge must be effected. However, in the event that questions of priority fall to be determined by reference to Bermuda law, any charge registered pursuant to the Act will take priority over any other charge which is registered subsequently in regard to the same assets, and over all other charges created over such assets after 1 July, 1983, which are not registered.

As the Subject Agreements are governed by the laws of the State of New York, the question as to whether any of the Subject Agreements creates a charge would be determined under the laws of the State of New York.

Based solely upon the Company Search, there is one charge registered in Bermuda over assets of the Company bearing registration number 14645 which was registered on 14 November 2002 being an Unlimited Guarantee dated 12 November 2002 made between the Company and The Royal Bank of Scotland plc.

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(14)	The appointment by the Company of CT Corporation Systems as agent for the receipt of any service of process in respect of any court in the State of New York in connection with any matter arising out of or in connection with the Agreements is a valid and effective appointment, if such appointment is valid and binding under the laws of the State of New York and if no other procedural requirements are necessary in order to validate such appointment.

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